Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report on Form 10-Q for the period ended March 31, 2012 of IntelliCell Biosciences, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven A. Victor, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 21, 2012	/s/ Steven A. Victor
Steven A. Victor
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)